Exhibit 10.1

TERMINATION AND RELEASE AGREEMENT

This TERMINATION AND RELEASE AGREEMENT (this “Agreement”) is entered into as of March 11, 2020 (the “Effective Date”) by and among Cool Holdings, Inc., a Maryland corporation (the “Company”), Simply Mac, Inc., a Utah corporation and wholly-owned subsidiary of the Company (“SimplyMac”), each of the entities listed on Schedule 1 attached hereto, which are direct or indirect subsidiaries of the Company (collectively, the “Related Parties”, and together with Simply Mac, the “Guarantors”), and GameStop Corp., a Delaware corporation (“GameStop”).

RECITALS

WHEREAS, on May 9, 2019, the Company, SimplyMac and GameStop entered into that certain Stock Purchase Agreement, as amended and supplemented from time to time (the “SPA”), pursuant to which the Company acquired all of the issued and outstanding capital stock of SimplyMac from GameStop (the “Transaction”);

WHEREAS, upon the closing of the Transaction on September 25, 2019 (the “Closing”), (i) the Company deposited $345,000.00 (the “Escrow Amount”) into an escrow account maintained by U.S. Bank National Association (the “Escrow Agent”) pursuant to the terms and conditions of that certain Escrow Agreement dated September 25, 2019 by and among the Company, GameStop and the Escrow Agent (the “Escrow Agreement”), and (ii) the Company and the Guarantors delivered to GameStop a Promissory Note, Reimbursement and Indemnification Agreement and Security Agreement dated September 25, 2019 (the “Inventory Note”);

WHEREAS, as of the date hereof, (i) the Company owes GameStop $233,868.00 in reimbursements for services performed by Auditor (as defined in the SPA) pursuant to Section 6.17 of the SPA and $560,308.26 for outstanding services under the Transition Services Agreement (as defined in the SPA), and (ii) GameStop owes the Company $459,024.12 as the Final Working Capital Adjustment (as defined in the SPA, for a total net amount of $335,152.14 owed to GameStop by the Company (the “Net Payment Obligation Amount”); and

WHEREAS, the Inventory Note is currently in default, and the Company, GameStop and the Guarantors desire to (i) amend and restate the terms of the Inventory Note and (ii) forever and finally resolve and settle certain disputes among them regarding the Inventory Note and wish to memorialize such agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Payment and Release of Escrow Amount.  Effective immediately upon the Effective Date:

(a)The Company shall pay, or cause to be paid, to GameStop the aggregate amount of $250,000.00 (the “Cash Payment”) by wire transfer of immediately available funds to an account designated in writing by GameStop; and

(b)Upon execution of this Agreement, the Company and GameStop shall execute and deliver joint written instructions to the Escrow Agent, in the form prescribed by the Escrow Agreement, directing the Escrow Agent to release and pay the Escrow Amount to GameStop (the “Escrow Release”).

(c)From and after the execution of this Agreement, the Company shall pay or cause to be paid to GameStop the Net Payment Obligation Amount in twelve equal monthly installments of $27,929.35 (each such monthly payment, the “Installment Amount”).  Each Installment Amount shall be due and payable on the last day of each calendar month (or the first business day thereafter if such date falls on a weekend or holiday on which banks are closed in the State of California), with the first Installment Amount due April 30, 2020.

2.Restatement of Note; Release of Security and Collateral; Waiver of Default.

(a)Restatement of Note.  Effective immediately upon the Effective Date, the Inventory Note shall be amended and restated in its entirety as set forth in Exhibit A, attached hereto (the “Restated Note”), which such Restated Note shall supersede and replace the existing Inventory Note in its entirety, which such existing Inventory Note shall have no further force or effect.  Effective immediately upon the Effective Time, the Company shall execute and deliver to GameStop the Restated Note.

(b)Release of Security and Collateral. Upon the payment of the Cash Payment, the Escrow Release and delivery of the Restated Note, (i) each of the Obligors (as defined in the Inventory Note) shall without further act be unconditionally released and fully and irrevocably discharged from all of its respective obligations and liabilities under the Inventory Note, except for the Obligors’ continuing obligations under the Restated Note and (ii) all security interests and liens upon the Collateral (as defined in the Inventory Note) granted by the Obligors in favor of GameStop to secure the obligations owing under the Inventory Note shall without further act be unconditionally released.  Upon release and discharge, the Company, the other Obligors or their designated agents are authorized to file any termination statements with respect to any financing statements filed in connection with the obligations under the Inventory Note.

(c)Waiver of Default.  Conditioned upon the payment of the Cash Payment, the Escrow Release and delivery of the Restated Note, GameStop hereby irrevocably and unconditionally waives any and all Events of Default (as defined in the Inventory Note) under the Inventory Note in existence up to and including the Effective Date.

3.Apple Guarantee.  The Company and Guarantors represent and warrant that the current balance owed by SimplyMac to Apple Inc. does not exceed $100,000.00 in the aggregate, and covenant that, until the Apple Guarantee (as defined in the SPA) is terminated, SimplyMac will not purchase any products from Apple Inc. or take any other action which would create liability under the Apple Guarantee in excess of $100,000.00 in the aggregate (inclusive of any credits, refunds or other deductions for the benefit of SimplyMac or its affiliates) at any given time.

4.Release.

(a)Each party executing this Agreement does hereby, on behalf of itself and its agents, heirs, insurers, affiliates, successors and assigns (collectively, the “Releasing Parties”), releases, acquits and forever discharges the other parties, and any and all of its affiliates, insurers, indemnitors,

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successors and assigns, together with all of their present, future and former directors, managers, officers, agents, attorneys and employees (together, the “Released Parties”) from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such party has had, now has or has made claim to have against the Released Parties for, upon or by reason of any act, omission, matter, cause or thing whatsoever and arising from the beginning of time up to and including the Effective Date of this Agreement, including any and all claims arising or that might arise under the Inventory Note (collectively, the “Released Claims”), whether such claims, demands and causes of action are matured or unmatured, liquidated or unliquidated, known or unknown, fixed, contingent, direct or indirect.  The releases provided for in this Section 4 are referred to herein as the “Release”.  Notwithstanding the foregoing, this Release shall not include, and the Released Claims shall not include, any claims or obligations that arise under this Agreement or the Restated Note from and after the Effective Date.

(b)Each of the Company and Guarantors does hereby, on behalf of itself and its agents, heirs, insurers, affiliates, successors and assigns, release, acquit and forever discharge GameStop and any and all of its affiliates, insurers, indemnitors, successors and assigns, together with all of their present, future and former directors, managers, officers, agents, attorneys and employees (together, the “GameStop Released Parties”) from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such party has had, now has or has made claim to have against the GameStop Released Parties for, upon or by reason of any act, omission, matter, cause or thing whatsoever and arising from the beginning of time up to and including the Effective Date of this Agreement, including any and all claims arising or that might arise under the SPA and any and all Related Documents (as defined in the SPA).

(c)Each of the Releasing Parties specifically understand and agree that all of their respective rights under California Civil Code §1542 as relating to the Released Claims are intentionally and expressly waived and relinquished hereby.  Section 1542 provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MIGHT HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

(d)Each of the Releasing Parties each acknowledge that they may hereafter discover facts different from or in addition to those now known or believed to be true, and they each expressly agree to assume the risk of the possible discovery of additional or different facts relating to the Released Claim. The Released Parties also agree that this Release shall be and remain effective in all respects regardless of such additional or different facts or the discovery thereof. Section 1542 is intended to protect against an inadvertent release of such unknown or unsuspected claims as well as all other unknown or unsuspected claims that relate to the Released Claims and would be material to the Release in this Section 4 of the Agreement. Waiving Section 1542 releases any and all such unknown or unsuspected claims within the Released Claims. The Released Parties each acknowledge that in order to obtain the consideration payable and other benefits afforded pursuant to this Agreement, they must provide each other with a full and complete release and discharge of any and all claims against the other as set forth in this Agreement and for that purpose, they are agreeing by the Release in this Section 4 to release all such Released Claims that they do not know or suspect to exist in each of their respective favor at the time of executing this Agreement and to have any such Released Claims extinguished forever.

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(d)The Releasing Parties each represent that they have not abandoned, reverted, assigned or transferred to any person or entity any of their respective Released Claims, or any part thereof, and stipulates that this is a full, complete, unconditional and final settlement of the Released Claims.

5.Confidentiality.  The Company, the Guarantors and GameStop shall not, nor shall they permit any of their respective affiliates to, disclose the terms or conditions of this Agreement to any person or entity, other than to their respective legal, tax and accounting advisors, without obtaining the prior written consent of the other parties.  Nothing contained in this Section 5 shall prevent the parties from furnishing any required information to any federal, state or local government, governmental agency or authority pursuant to any applicable law or legal requirement or from complying with any court order; provided, however, that such party shall give the other parties written notice of such required disclosure prior to making such required disclosure unless such disclosure relates solely to such parties federal, state or local tax obligations.

6.Miscellaneous.

(a)Governing Law.  This Agreement shall be governed by and construed under the laws of the State of New York, regardless of the laws that might otherwise govern of applicable principles of conflicts of laws thereof.

(c)Counterparts.  This Agreement may be executed in two or more counterparts and delivered by facsimile or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d)Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(e) Amendment.  This Agreement shall not be deemed or construed to be modified or waived, in whole or in part, except by written amendment signed by each of the parties hereto.

(f)Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether oral or written, express or implied, between any of the parties with respect thereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.

COOL HOLDINGS, INC.

By:/s/ Vernon A. LoForti

Name:  Vernon A. LoForti

Its:  SVP, CFO and Secretary

SIMPLY MAC, INC.

By:/s/ Vernon A. LoForti

Name:  Vernon A. LoForti

Its: VP & Secretary

GAMESTOP CORP.

By:/s/ Bernie Colpitts

Name:  Bernie Colpitts

Its:  SVP – CAO

(SIGNATURE PAGE TO TERMINATION AND RELEASE AGREEMENT)

COOLTECH HOLDING CORP.

By:/s/ Vernon A. LoForti

Name: Vernon A. LoForti

Its: VP & Secretary

COOLTECH DISTRIBUTION LLC

By:/s/ Vernon A. LoForti

Name: Vernon A. LoForti

Its:  Manager

TEKART LLC

By:/s/ Vernon A. LoForti

Name:  Vernon A. LoForti

Its:  Manager

ONECLICK LICENSE LLC

By:/s/ Vernon A. LoForti

Name:  Vernon A. LoForti

Its:  Manager

ONECLICK INTERNATIONAL, LLC

By:/s/ Vernon A. LoForti

Name: Vernon A. LoForti

Its:  Manager

(SIGNATURE PAGE TO TERMINATION AND RELEASE AGREEMENT)

INFOSONICS LATIN AMERICA, INC.

By:/s/ Vernon A. LoForti

Name: Vernon A. LoForti

Its:  VP & Secretary

VERYKOOL USA, INC.

By:/s/ Vernon A. LoForti

Name:  Vernon A. LoForti

Its:  VP & Secretary

(SIGNATURE PAGE TO TERMINATION AND RELEASE AGREEMENT)

SCHEDULE 1

Related Parties

Cooltech Holding Corp.

Cooltech Distribution LLC

TEKART LLC

OneClick License LLC

OneClick International, LLC

InfoSonics Latin America, Inc.

Verykool USA, Inc.

(SCHEDULE 1 TO TERMINATION AND RELEASE AGREEMENT)

EXHIBIT A

Restated Note

(attached hereto)